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E-Filed

Colorado Secretary of State
Date and Time: 04/06/2022 02:41 PM
ID Number: 20171200005

Document number: 20221360619
Amount Paid: $100.00

ABOVE SPACE FOR OFFICE USE ONLY

Articles of Incorporation for a Profit Corporation

filed pursuant to § 7-102-101 and § 7-102-102 of the Colorado Revised Statutes (C.R.S.)

1. The domestic entity name for the corporation is

Notes Live, Inc.

(Caution: The use of certain terms or abbreviations are restricted by law. Read instructions for more information.)

2. The principal office address of the corporation's initial principal office is

Street address

1830 JET STREAM DR
(Street number and name)

COLORADO SPRINGS *(City)* CO *(State)* 80921 *(ZIP/Postal Code)*
(Province – if applicable) United States *(Country)*

Mailing address
(leave blank if same as street address)

(Street number and name or Post Office Box information)

(City) *(State)* *(ZIP/Postal Code)*
(Province – if applicable) *(Country)*

3. The registered agent name and registered agent address of the corporation's initial registered agent are

Name
(if an individual)
(Last) *(First)* *(Middle)* *(Suffix)*

or

(if an entity) HOSPITALITY INCOME & ASSET, LLC
(Caution: Do not provide both an individual and an entity name.)

Street address

1830 JET STREAM DR
(Street number and name)

COLORADO SPRINGS *(City)* CO *(State)* 80921 *(ZIP/Postal Code)*

Mailing address
(leave blank if same as street address)

(Street number and name or Post Office Box information)

(City) CO *(State)* *(ZIP/Postal Code)*

(The following statement is adopted by marking the box.)

☒ The person appointed as registered agent above has consented to being so appointed.

4. The true name and mailing address of the incorporator are

Name (if an individual)	Atkinson	Heather		
	(Last)	*(First)*	*(Middle)*	*(Suffix)*

or

(if an entity) ______________________

(Caution: Do not provide both an individual and an entity name.)

Mailing address 1830 Jet Stream Dr.
(Street number and name or Post Office Box information)

Colorado Springs | CO | 80921
(City) *(State)* *(ZIP/Postal Code)*

______________ United States .
(Province – if applicable) *(Country)*

(If the following statement applies, adopt the statement by marking the box and include an attachment.)

☐ The corporation has one or more additional incorporators and the name and mailing address of each additional incorporator are stated in an attachment.

5. The classes of shares and number of shares of each class that the corporation is authorized to issue are as follows.

○ The corporation is authorized to issue _________ common shares that shall have unlimited voting rights and are entitled to receive the net assets of the corporation upon dissolution.

◉ Information regarding shares as required by section 7-106-101, C.R.S., is included in an attachment.

6. *(If the following statement applies, adopt the statement by marking the box and include an attachment.)*

☒ This document contains additional information as provided by law.

7. *(Caution: Leave blank if the document does not have a delayed effective date. Stating a delayed effective date has significant legal consequences. Read instructions before entering a date.)*

(If the following statement applies, adopt the statement by entering a date and, if applicable, time using the required format.)
The delayed effective date and, if applicable, time of this document is/are ______________________.
(mm/dd/yyyy hour:minute am/pm)

Notice:
Causing this document to be delivered to the Secretary of State for filing shall constitute the affirmation or acknowledgment of each individual causing such delivery, under penalties of perjury, that the document is the individual's act and deed, or that the individual in good faith believes the document is the act and deed of the person on whose behalf the individual is causing the document to be delivered for filing, taken in conformity with the requirements of part 3 of article 90 of title 7, C.R.S., the constituent documents, and the organic statutes, and that the individual in good faith believes the facts stated in the document are true and the document complies with the requirements of that Part, the constituent documents, and the organic statutes.

This perjury notice applies to each individual who causes this document to be delivered to the Secretary of State, whether or not such individual is named in the document as one who has caused it to be delivered.

8. The true name and mailing address of the individual causing the document to be delivered for filing are

Sellers	Carlen		
(Last)	*(First)*	*(Middle)*	*(Suffix)*

150 N RIVERSIDE PLZ STE 3000
(Street number and name or Post Office Box information)

Chicago	IL	60606-1599
(City)	*(State)*	*(ZIP/Postal Code)*

	United States .
(Province – if applicable)	*(Country)*

(If the following statement applies, adopt the statement by marking the box and include an attachment.)

☐ This document contains the true name and mailing address of one or more additional individuals causing the document to be delivered for filing.

Disclaimer:
This form/cover sheet, and any related instructions, are not intended to provide legal, business or tax advice, and are furnished without representation or warranty. While this form/cover sheet is believed to satisfy minimum legal requirements as of its revision date, compliance with applicable law, as the same may be amended from time to time, remains the responsibility of the user of this form/cover sheet. Questions should be addressed to the user's legal, business or tax advisor(s).

ATTACHMENT TO
ARTICLES OF INCORPORATION
OF
NOTES LIVE, INC.
a Colorado Corporation

Pursuant to § 7-102-102 of the Colorado Corporations and Associations Act (the "Act"), Notes Live, Inc. hereby adopts the following Articles of Incorporation of the Corporation to read in their entirety as follows:

ARTICLE I
NAME

The name of the corporation is Notes Live, Inc. (the "Corporation").

ARTICLE II
REGISTERED OFFICE AND AGENT

The registered office of the Corporation is 1830 Jet Stream Dr., Colorado Springs, CO 80921 and the registered agent of the Corporation is Hospitality Income & Asset, LLC.

ARTICLE III
PURPOSE

The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the Act.

ARTICLE IV
DURATION

The duration of the Corporation shall be perpetual.

ARTICLE V
AUTHORIZED CAPITAL

A. Authorized Stock. The total number of shares of capital stock which the Corporation has the authority to issue is 40,000,000 shares of all classes of stock, of which 5,000,000 shares with a par value of $0.001 per share are denominated "Class A Voting Common Stock"; 30,000,000 shares with a par value of $0.001 per share are denominated "Class B Non-Voting Common Stock"; and 5,000,000 shares with a par value of $0.001 per share, are denominated "Preferred Stock". Except for the difference in voting privileges, the shares of Class A Voting Common Stock and the Class B Non-Voting Common Stock are identical in all other respects. Each holder of Class A Voting Common Stock shall be entitled to one vote per share of Class A Voting Common Stock held of record by such holder on all matters on which shareholders generally are entitled to vote. Except as required by law, holders of the Class B Non-Voting Common Stock shall have no voting power with respect to their shares of Class B Non-Voting Common Stock and the shares of Class B Non-Voting Common Stock shall not be entitled to vote on any matter submitted to the shareholders.

The designations, preferences, limitations, restrictions, and relative rights of the Preferred Stock, and variations in the relative rights and preferences as between different series shall be established in accordance with the Colorado Business Corporation Act by the board of directors of the Corporation.

B. Denial of Preemptive Rights. No holder of any shares of the Corporation, whether now or hereafter authorized, shall have any preemptive or preferential right to acquire any shares or securities of the Corporation, including shares or securities held in the treasury of the Corporation.

ARTICLE VI
BOARD OF DIRECTORS

The business and affairs of the Corporation shall be managed by a board of directors. The board of directors may exercise all such powers and do all such acts and things as may be exercised or done by the Corporation or as appropriate to the management of the business and the conduct of the affairs of the Corporation, subject, nevertheless to the provisions of the laws of the State of Colorado, of these Articles of Incorporation, and of the bylaws of the Corporation. The number of directors constituting the board of directors shall be fixed, increased or decreased in the manner provided in the bylaws of the Corporation. There shall be no fewer than one member of the board of directors.

ARTICLE VII
INDEMNIFICATION OF OFFICERS, DIRECTORS AND OTHERS

The Corporation shall indemnify, to the fullest extent permitted by applicable law, any person, and the estate and personal representative of any such person, against all liability and expense (including attorneys' fees) incurred by reason of the fact that he is or was a director or officer of the Corporation or, while serving at the request of the Corporation as a director, officer, partner, trustee, employee, fiduciary, or agent of, or in any similar managerial or fiduciary position of, another domestic or foreign corporation or other individual or entity or of an employee benefit plan. The Corporation also shall indemnify any person who is serving or has served the Corporation as director, officer, employee, fiduciary, or agent, and that person's estate and personal representative, to the extent and in the manner provided in any bylaw, resolution of the shareholders or directors, contract, or otherwise, so long as such provision is legally permissible.

ARTICLE VIII
LIMITATION ON LIABILITY OF DIRECTORS

To the fullest extent permitted by the Act, as the same exists or may hereafter be amended, a director of this Corporation shall not be liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director. The directors shall not be individually or personally liable for the debts, liabilities, or obligations of the Corporation.

ARTICLE IV
MEETINGS OF SHAREHOLDERS

Meetings of shareholders shall be held at such time and place as provided in the bylaws of the Corporation. At all meetings of the shareholders, one-third of all shares entitled to vote at the meeting shall constitute a quorum.

ARTICLE V
ACTION BY SHAREHOLDERS

Any action required or permitted to be taken at a meeting of the Shareholders may be taken without a meeting if a written consent (or counterparts thereof) that sets forth the action so taken is signed by the Shareholders having the minimum number of votes necessary to authorize or take such action at a meeting at which all of the shares entitled to vote thereon were present and voted.

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